As filed with the Securities and Exchange Commission on October 28, 2004

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENCORE MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0572565 (I.R.S. Employer Identification Number)

9800 Metric Blvd. Austin, Texas (Address of principal executive offices)	78758 (Zip Code)

ENCORE MEDICAL CORPORATION 1996 INCENTIVE STOCK PLAN
(Full title of Plan)

Harry L. Zimmerman
Executive Vice President — General Counsel
Encore Medical Corporation
9800 Metric Blvd.
Austin, Texas 78758
(512) 832-9500
(Name, Address, including zip code and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share (1)	Offering Price (1)	Registration Fee(1)
Common Stock, $0.001 par value per share	1,500,000	$4.92	$7,380,000	$935.05

(1)	Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the exercise price of outstanding options to purchase shares of Common Stock as scheduled below, and $4.93 with respect to the balance of the shares being registered, using the average of the high and low prices reported on the Nasdaq National Market on October 25, 2004.

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 8. EXHIBITS.
SIGNATURE PAGE
INDEX TO EXHIBITS
Opinion/Consent of Winstead Sechrest & Minick P.C.
Consent of KPMG LLP

REGISTRATION OF ADDITIONAL SECURITIES

Encore Medical Corporation, a Delaware corporation (the “Registrant”) previously registered 3,000,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), issuable under the Encore Medical Corporation 1996 Incentive Stock Plan (the “1996 Plan”), pursuant to registration statements on Form S-8 (Registration Nos. 333-48240 and 333-92400) filed on October 19, 2000, and July 15, 2002 (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8 (“General Instruction E”), the contents of the Prior Registration Statements are incorporated by reference herein, including the information incorporated by reference therein, and the information required by Part II is omitted, except for Items 3 and 8, which have been updated. On May 18, 2004, our stockholders authorized the issuance of an additional 1,500,000 shares of our Common Stock under the 1996 Plan. We are registering the additional 1,500,000 shares of our Common Stock issuable under the 1996 Plan pursuant to this registration statement (the “Registration Statement”). As a result, the total number of shares of common stock registered under the 1996 Plan is 4,500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Encore Medical Corporation, a Delaware corporation (the “Registrant”) incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(i)	The Registrant’s Annual Report on Form 10-K (File No. 000-26538) for the fiscal year ended December 31, 2003.

(ii)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2003, including: the Registrant’s Current Report on Form 8-K (File No. 000-26538) filed with the Commission on March 1, 2004; the Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004, filed on May 14, 2004; the Current Report on Form 8-K filed on May 3, 2004; the Current Report on Form 8-K filed on May 18, 2004; the Current Report on Form 8-K filed on July 8, 2004; the Current Report on Form 8-K filed on July 19, 2004, the Current Report on Form 8-K filed on August 3, 2004; the Current Report on Form 8-K filed on August 13, 2004; the Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2004, filed on August 13, 2004; the Current Report on Form 8-K filed on September 3, 2004; the Current Report on Form 8-K filed on September 10, 2004; the Current Reports on Forms 8-K filed on September 16, 2004; the Current Report on Form 8-K filed on September 20, 2004; the Current Report on Form 8-K filed on October 1, 2004; the Current Report on Form 8-K filed on October 8, 2004; and the Current Report on Form 8-K/A filed on October 14, 2004.

(iii)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-K, filed with the Commission on July 16, 2004.

All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of Registrant, as amended, including Certificate of Designations, Preferences and Limitations of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on July 16, 2004).

4.2	Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Commission on July 16, 2004).

4.3	Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-4 (File No. 33-2205) filed with the Commission on February 19, 1997).

5.1	Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURE PAGE

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, Encore Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 28, 2004.

ENCORE MEDICAL CORPORATION

By:	/s/ Kenneth W. Davidson

Kenneth W. Davidson
Chairman of the Board, Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below authorizes Kenneth W. Davidson or Harry L. Zimmerman to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 28, 2004.

Signatures	Title

/s/ Kenneth W. Davidson Kenneth W. Davidson	Chairman of the Board, Chief Executive Officer, Director

/s/ William W. Burke William W. Burke	Executive Vice President - Chief Financial Officer, Treasurer (Principal Accounting and Financial Officer)

/s/ Alastair J. T. Clemow Alastair J. T. Clemow	Director

/s/ Joel S. Kanter Joel S. Kanter	Director

/s/ Dr. Richard O. Martin Dr. Richard O. Martin	Director

/s/ Karen R. Osar Karen R. Osar	Director

/s/ Zubeen Shroff Zubeen Shroff	Director

/s/ Bruce F. Wesson Bruce F. Wesson	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of Healthcare Acquisition Corp. (presently, Encore Medical Corporation, referred to herein as “HCAC”) (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-4 (File No. 333-22053), filed with the Commission on February 19, 1997 (the “Registrant’s Form S-4”)).

4.2	Amendment to Certificate of Incorporation of HCAC (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on the Registrant’s Form S-4).

4.3	Certificate of Amendment to the Certificate of Incorporation of Encore Medical Corporation dated March 19, 2002 (incorporated herein by reference to Exhibit 3.5 of the Registrant’s Form 10-K (File No. 000-26538), filed with the Commission on March 29, 2002.

4.4	Bylaws of HCAC (incorporated herein by reference to Exhibit 3.3 of the Registrant’s Form S-4).

4.5	Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form S-4).

5.1	Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this Registration Statement).